                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                         PERMANENT PORTFOLIO FUND, INC.

                         ______________________________

         Pursuant to Section 2-604 of the Maryland  General  Corporation Law and
Article  SEVENTH of the  Articles of  Incorporation,  as amended,  of  Permanent
Portfolio Fund, Inc., a Maryland corporation (the “Corporation”), Article SECOND of the Articles of  Incorporation  of the  Corporation  is hereby amended in its entirety to read as follows:

         “SECOND:  The name of the corporation is
         Permanent Portfolio Family of Funds, Inc.”

         The  foregoing  amendment  was  advised by the Board of  Directors  and approved by the requisite vote of stockholders of the Corporation.

         IN WITNESS WHEREOF,  the undersigned  hereby  acknowledge the foregoing amendment to be the act of the Corporation.

         Dated as of August 10, 1988.

                                                /s/ Terry Coxon
[Seal]                                          Terry Coxon, President

WITNESS:                                        /s/ Richard B. Rolnick
                                                Richard B. Rolnick, Assistant
                                                Secretary

         I further  acknowledge under penalties for perjury that, to the best of my knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

                                                /s/ Richard B. Rolnick
                                                Richard B. Rolnick, Assistant
                                                Secretary